Exhibit 10.18


                           PRINTING SERVICES AGREEMENT
                           ---------------------------


THIS PRINTING SERVICES AGREEMENT, made as of November 29, 1999 (this "Agreement"), between: ARTECH CAPITAL CORPORATION, a Canadian corporation ("Printer"), and GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation ("Customer").

WHEREAS, Printer has signed an Asset Purchase Agreement with Customer (the "Asset Purchase Agreement") regarding that certain manufacturing facility (the "Sturtevant Facility") currently leased by Customer located at 10101 Science Drive, Sturtevant, Wisconsin, pursuant to which Customer is seeking to transfer and sell to Printer its right, title and interest in certain printing equipment located at the Sturtevant Facility and the lease pertaining to such facility, and Printer is seeking to assume such lease and purchase such equipment (collectively, the "Transaction"); and

WHEREAS Customer is a preferred client of Printer and enjoys the privileges of such status;

WHEREAS, the Customer intends to purchase from Printer, and Printer has the capacity and intends to manufacture assorted printed books in the formats set forth on Schedule A ("Product") hereto for Customer, subject to the terms hereof and subject to the closing of the Transaction;

WHEREAS, the Customer intends to purchase from Printer, and Printer intends on a right of first refusal basis to seek to manufacture the currently outsourced products set forth in Schedules D-1 and D-2 hereto which it, its affiliates, associated companies (in which it holds a material interest) or the Harpel Group (in which it holds indebtedness) (all of which, in reference to Outsourced Product or Additional Product (as hereinafter defined) may simply be referred to as "Printer") have the internal capability of manufacturing (as hereinafter defined) for Customer, pursuant to the terms and conditions contained herein;

NOW,  THEREFORE,   in  consideration  of  the  covenants  and  mutual  agreement hereinafter set forth, the parties hereto agree as follows:


                   1. ARTICLE I: GENERAL TERMS AND PROVISIONS
                      ---------------------------------------

1.1   GENERAL.
      -------

      1.1.1 PRODUCT REQUIREMENTS. Upon the terms and subject to the conditions of this Agreement, Printer shall produce and supply Customer with, and Customer shall purchase from Printer, (i) no less than * of Customer's total requirements for Product for the first year of the term of this Agreement,


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               (ii) no less than * of  Customer's  requirements  for Product for the second year of the term of this Agreement, and (iii) no less than * of Customer's requirements for Product for each of the third, fourth and fifth years of this Agreement, in all cases based on aggregate ordered annual unit volume across all formats of Product for the current year of the Agreement. Notwithstanding the previous sentence, Printer agrees that it will produce and supply Customer with all of Customer's requirements for Products,
               regardless  of  whether  such   requirements   exceed  percentage
               requirements   specified  in  1.1.1(ii)  and  1.1.1(iii)   above,
               provided however, that Customer, in requesting work to be done, schedules work on a basis reasonably consistent with past
               practice  or  its  forecast(s)  as  provided   pursuant  to  this
               Agreement, bearing in mind the needs of the Customer's business and its customers, on the one hand, and the capacity of the Printer to supply product and the availability and capacity of required subcontractors, on the other hand. Product shall be manufactured in accordance with the Production Guidelines and Production Schedule (as defined in Section 1.4(A) hereof), and Customer shall pay Printer a price calculated in accordance with
               Section  1.5  hereof  for  all  Product  and  Outsourced  Product
               delivered  in  accordance   with  Section  1.3  hereof.   Nothing
               contained in this Agreement shall obligate Customer to purchase any quantity of Product or Outsourced Product until Customer issues specific purchase orders for such Product or Outsourced
               Product  in   accordance   with  the  terms  of  the   Agreement.
               Notwithstanding the foregoing sentence, Printer shall purchase supplies only based on Customer's orders or instructions or based on Customer's historical production volume levels for Schedules A and D. Historical production volume levels shall mean, for the calendar year 2000, Schedules A and D for calendar year 1999, and for subsequent years, Schedules A and D during the previous calendar year. In all cases, historical production levels shall be adjusted for seasonality for the previous two calendar years. Printer agrees to put in place stocking programs with its suppliers generally equivalent to the stocking programs operated by Customer prior to the Transaction for the basic types of paper and other consumables required to produce the Products per the specifications in Schedules B and D. It is understood that the lead times listed in Schedules B and D are predicated upon such programs and normal stocking levels of paper and consumables based on Customer's historical production volume levels as described above. Customer may from time to time instruct Printer to purchase additional paper and other consumables to meet unusual demand. Printer may invoice Customer for the cost of any such additional supplies if such supplies are not used within 90 days of their purchase. Subsequent to any such invoice, Printer shall, upon Customer's instructions on its purchase orders, use such supplies for specific future orders, with the cost of the supplies utilized applied against the cost of such future orders. Upon payment of Printer's invoice for such supplies, title thereto shall pass to Customer. Printer shall store such supplies for Customer on terms consistent with terms for Customer supplied materials in accordance with


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               Paragraph 2.3.  Notwithstanding  anything to the contrary in this paragraph, if Printer is not billed by its paper supplier for paper ordered by Printer on Customer's instructions, Printer shall not bill Customer for such paper.

               However, in the event that either (1) unusual items are required (e.g., customized paint boxes) or (2) the volume of Customer's orders are in excess of Customer's historical production volume levels for that time of year; and Customer has not with sufficient notice instructed Printer to purchase such unusual items or additional paper and supplies in advance, then the lead times in Schedule B or D shall automatically be extended to allow for the purchase of such unusual items or additional paper and supplies. In such event, Printer will use commercially reasonable best efforts to obtain the supplies required for such order and will inform Customer within 48 hours of its ability to meet the lead times in Schedule B or D. Should Printer inform Customer that under such circumstances Printer can not meet the lead times, then: (a) Customer shall have the right to place that portion of the order which can not be met with another printer,
               (b) Printer's failure to produce such product shall not be included in the calculation of a possible default by Printer pursuant to Section 8.1(c), and (c) Customer's failure to purchase such product from Printer shall not be deemed a failure to provide the minimum percentage requirements set forth in
               Section 1.1.1.

      1.1.2 OUTSOURCED PRODUCT. Schedule D lists all of Customer's currently outsourced product (excluding novelty items) ("Outsourced Product"). Schedule D-1 reflects those formats of Outsourced Product which Printer currently has the internal capability to manufacture. For purposes of this Agreement, the words "internal capability to manufacture" mean that Printer or any of its affiliated companies is able to perform in-house a sufficient percentage of the entire manufacturing process for a particular format such that it can reasonably guarantee meeting the standards of quality and scheduling for such format. Schedule D-2 reflects those formats of Outsourced Product which Printer does not currently have internal capability to manufacture, but as to which Printer intends to install or otherwise obtain the internal capability to manufacture within twenty four months of the Effective Date. Schedule D-3 reflects those formats of Outsourced Product which Printer or its affiliates do not have or currently intend to have the internal capability to manufacture during the first two years of this Agreement. Printer agrees to manufacture all Outsourced Product formats set forth in Schedule D-1 hereto at the pricing set forth in Schedule D-1 (subject to quantity variation and variations in paper and other prices as set forth in Section 1.5), provided however, that Customer, in requesting work to be done, schedules work on a basis reasonably consistent with past practice or its forecast(s) as provided pursuant to this Agreement, bearing in mind the needs of the Customer's business and its customers, on the one hand, and the capacity of the Printer to supply product and the availability and capacity of required subcontractors, on the other hand. *


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      1.1.3    ADDITIONAL  PRODUCT.  *


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1.2  ANNUAL MINIMUM VOLUME REQUIREMENT. The parties acknowledge that the initial aggregate annual minimum volume requirement for orders for items on Schedule A (including prepress for such Schedule A items as described in Schedule F, which Customer hereby commits to utilize Printer to perform) is
     * during the first year, and adjusted for subsequent years as illustrated in the next paragraph.

     Customer's obligations pursuant to Sections 1.1 and 1.2 are subject to the termination provisions of Section 8.1 as well as Customer's rights pursuant to Section 1.5(b) to remove from the scope of this Agreement formats with respect to which Printer is unable to provide competitive pricing. Shortfalls resulting from Customer exercising its rights pursuant to
     Section 1.5(b) will not constitute a breach of Sections 1.1 or 1.2 by Customer, and such unit volume will not be carried over to the subsequent year's requirements, as set forth in Section 1.5(b). The minimum volume requirement for determining any potential shortfall in Customer's orders for Product on Schedule A to Printer shall be * in year one of this Agreement, * in year two, * in year three, * in year four, and * in year five. The minimum volume requirement for determining any premium or excess amount in Customer's orders for Product on Schedule A shall be * in year one of the Agreement, * in year two, * in year three, * in year four, and * in year five.

      1.2.1 TERM. This Agreement shall begin on the date set forth above (the "Effective Date") and expire on December 31, 2004, subject to earlier termination pursuant to the terms hereof. In the event Customer desires to renew the term of this Agreement, Printer and Customer agree to commence good-faith negotiations to renew this Agreement, and to conclude such an agreement by or before the end of the third year of the initial term hereof. * It is understood and agreed that any and all references to the first year of this Agreement actually include the period of time from the Effective Date through December 31, 2000, even though such period of time comprises more than one year.


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1.3  DELIVERY.  Finished  product shall be delivered FOB the Printer's  shipping dock at the Sturtevant Facility. Shipment must be made to meet the required lead times in accordance with Schedule B or Schedule D hereto (if applicable)  or as mutually  agreed upon by Customer and Printer at time of
     purchase   order.   Notwithstanding   the   foregoing,   Printer  shall  be
     automatically entitled to a 24-hour extension from any required delivery date, except in the case of rush orders. Upon the expiration of the 24-hour extension, where applicable, a penalty discount equal to 0.5% per day for the first two days late, and 1% per day late after two days and up to 5 days late shall be applied to each late order. Subject to the foregoing, Customer, without waiving any other legal rights, reserves the right to cancel without charge or to postpone deliveries of any product produced pursuant to the Agreement that is not received within seven (7) days of the required delivery date for non rush orders and within five (5) days of the required delivery date for rush orders, or, for either rush or non rush orders, to take an additional discount of 1% for each additional week of late delivery. In the event of such cancellation or postponement, such product unit volume shall be deemed a credit against Customer's minimum Product requirements as provided in Sections 1.1 and 1.2 (calculated in U.S. dollars based on the applicable pricing schedule). Unless otherwise specified by Customer, a partial delivery of not less than 50% of an order will be considered delivered on time as long as 90% of the order shall be delivered within the next 24 hour period from the scheduled and agreed to delivery date and the remaining 10% is delivered within the subsequent 24 hour period. Except as expressly contemplated herein, time is of the essence.

1.4  SPECIFICATIONS; PRODUCTION GUIDELINES AND PRODUCTION SCHEDULE. SCHEDULING.
     -------------------------------------------------------------------------

      (a) The current standard specifications ("Production Guidelines") and lead times ("Production Schedule") for the manufacture of (i) Product are set forth in Schedule B and (ii) Outsourced Product are set forth in Schedule D. Customer reserves the right to alter product specifications at any time during the term of this Agreement. "Lead time" is defined as the time from the later of:
               (a) the date of the Customer  order (in the cases of  re-prints),
               (b) and/or the date of acceptance of the digital file or final film proofs (on new or revised titles orders), (c) the date that any customer-supplied materials have been delivered to Printer, or (d) the date that final author's alterations have been delivered to Printer, to the date that the product is at dockside.

      (b) Additional packaging and shipping instructions will be indicated on individual purchase orders.

      (c) Orders of product hereunder shall be by purchase order only. Printer shall apply its best efforts to provide Customer, at the same price as for standard lead time deliveries, up to 20% of its product print runs during each year of the term of this Agreement on an expedited basis of no more than 50% of the standard lead time days for that format as defined in Schedules B and D. The Customer understands that the request for "Rush" orders may


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               require  the  extension  of  delivery  time on  non-rush  orders.
               Extensions may only be requested by the Printer in writing, and such requests for extensions shall be deemed to be accepted only upon receipt of Customer's permission in writing.

      (d) In the event Customer cancels an order within 36 hours of press time, Printer may invoice Customer for all out of pocket costs incurred by Printer associated with this order (which shall be credited against a re-order if applicable) and the cost of unutilized Press and Bindery time. Printer shall take all reasonable efforts to obtain alternative uses for such Press and Bindery time.

      (e) An order which is partially completed and cancelled or put on hold at the request of the Customer may be invoiced within 30 days for work actually performed by Printer with respect to such order.

1.5  PRICE; PRICE ADJUSTMENTS.
     ------------------------

      (a)      MANUFACTURING PRICES.

               Manufacturing prices for Product are listed in Schedule A hereto. Manufacturing prices for Outsourced Product are listed in Schedule D hereto. Unit prices for different quantities will be subject to change using the make ready and run on costs listed in Schedules A and D hereto. Manufacturing prices for any format similar to those described in Schedules A or D hereto (including without limitation formats listed in Schedules A or D to which minor alterations and adjustments have been made) ("Similar Products") and changes to the gang quantity for formats listed in Schedules A and D shall be negotiated by the parties in good faith, based upon the pricing contained in such Schedules for the format most similar to the new format. Such Similar Products shall then be included in Schedule A or D, as the case may be. Manufacturing pricing includes paper and all materials, plates (conventional or CTP), make-readies and run cost for printing and binding, and, with regard to Product, packaging as described in Schedule A. Customer shall have the right to require Printer to package any purchase order quantity in any combination of minipack, brick pile and cartoned at no additional charge (providing that all materials used by the printer are of standard brown kraft paper and brown corrugated single wall boxes with printed logo) Double walled boxes and/or specialty paper wrap shall be charged at the cost of material plus set-up or die charges. If Customer requests Printer to provide packaging services materially different from those provided for in Schedules A and D, and such services need to be performed manually, a charge of US$18.50 per man hour will be applied to each such order. The following pricing will apply, subject to the provisions of subsection 1.5(b).


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      1.5.1    PREPARATION:
               -----------

      o        Prepress will be charged as set forth on Schedule F.

      o Final plate-ready film output will be charged at * per color per page based on customer supplied application files.

      o        Film mounting will be charged at * per color per page.

      o        Computer  to  Plate  file  processing  (preflight,   ripping  and
               trapping) will be charged at * per color per page.

      1.5.2    FULFILLMENT PRICES:
               ------------------

      STICKERING:

      Product stickering will be provided on a job by job basis as requested on the individual purchase order. Customer will be charged * per unit inclusive of materials for in-line stickering and * per unit for any other stickering.

      1.5.3    ASSORTMENT PACKING & SHRINK-WRAPPING:
               ------------------------------------

      Pricing for any assortment packaging or shrink-wrapping requirements will be agreed upon at time of purchase order issuance.

      1.5.4    CUSTOMER PICKUP:
               ---------------

      Product and Outsourced Product will be packed and staged for pickup by Customer's client per Customer's shipping instructions at no additional charge.

      (b)      *


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      (c)      *

      (d)      *

      (e) IMPROVEMENTS. If, during the term of this Agreement, improvements are made in the method of producing any of the work herein included by the invention or acquisition of improved or supplemental equipment, by the discovery or development of new or improved process, or of new materials, and Printer and Customer mutually agree that the use of such improved or supplemental equipment, processes, or materials would be advantageous, then the parties shall mutually agree on the nature and extent of the incorporation of said developments into this Agreement. Printer shall not unreasonably withhold such technological changes as long as such changes are economically advantageous to both parties and Product prices outlined in Schedule A and Outsourced Product prices outlined in Schedule D hereto are appropriately adjusted.

      (f) LEVEL LOADING DISCOUNTS. Schedule C shall set forth the schedule of discounts which Printer shall grant Customer for the manufacture of incremental volume of Product during non-peak periods. During the term of the Agreement, Printer shall provide Customer on or before November 1st of each year a schedule of non-peak periods throughout the coming calendar year during which the non-peak pricing discounts set forth at that time shall apply. Customer shall have right of first refusal for up to 25% of Printer's


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               maximum  printing and production  capacity during this period and shall receive such discounts with respect to any order for Product placed with Printer by Customer for delivery during a non-peak period.

      (g)      *

      (h)      *


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1.6  PAYMENT. For the first two (2) years of the term of this Agreement, payment shall be on a net 30 days basis from the 15th and 30th of the previous month. For the balance of the term the payment terms shall be 2%/10 days, net 30 days calculated from the date of the consolidated statement of account. Printer shall invoice on a regular basis and Customer shall pay all invoices issued from the 1st to the 15th of each month no later than the 15th of the subsequent month and shall pay all invoices issued from the 15th to the 31st of each month no later than the last day of the subsequent month. Printer shall send Customer consolidated statements of account identifying invoices outstanding on the 15th and 30th of each month. Printer shall submit all invoices and consolidated statements of account to:

                      Golden Books Publishing Company, Inc.
                      10101 Science Drive
                      Sturtevant, WI 53177

1.7 QUANTITY VARIATIONS. Billing for all quantities must agree with the total quantity ordered for such title, provided, however, that billing for overruns and underruns is permitted but will be limited to +/- 5% for total quantity orders up to 50,000 and +/- 2% for total quantity orders in excess of 50,000. If a production difficulty causes an underun of up to a maximum of 5% in the case of orders for quantities up to 50,000, and 2% in the case of orders for quantities over 50,000, the Customer will permit the Printer to add the missing volume to a future re-print, and will not require the Printer to reprint the missing volume until that time.

1.8 PROPRIETARY DESIGN. Printer agrees that it will not (at the Sturtevant Facility or elsewhere) produce for anyone besides Customer books similar to, or incorporating any of the distinguishing characteristics of, Customer's Little Golden Book(TM), First Little Golden Book(TM), or Little Little Golden Book(TM). Such distinguishing characteristics shall include, but not be limited to, the side stitched binding style and the foil spine employed in the production of such books, as well as all elements of Customer's trade dress incorporated into such books. Printer may request that Customer approve Printer's utilization of such formats for work to be done for Books for Adults and may utilize such formats only upon receiving Customer's written permission to do so, which permission shall be granted in Customer's sole discretion.


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1.9  ACQUISITION OF CUSTOMER OR ACQUISITION BY CUSTOMER In the event Customer is
     acquired  during  the  term  of  this  Agreement,   the  percentage  volume
     requirements set forth in Section 1.1.1 hereof shall not apply to any pre-existing printing requirements of the acquirer. In the event that during the term of this Agreement, the Customer acquires a company with similar formats to those outlined in this Agreement then the percentage volume requirement provisions of this Agreement shall not apply to the incremental volume brought about by the acquisition but shall be subject to separate negotiations.

1.10 INVOICES. Invoices submitted to Customer by Printer shall contain the information contained in Schedule G.

1.11 FORECASTS. Customer shall use commercially reasonable efforts to provide quarterly forecasts to Printer approximately 30 days before the start of each quarter, and monthly forecasts to Printer approximately 30 days before the start of the months of May, June, July, August, September, October and November. Such proceeds shall not be deemed "orders" under Section 1.1.1 and Customer shall have no liability whatsoever to Printer with respect to such forecasts.


                            2. ARTICLE II: MATERIALS
                               ---------------------

2.1 PRINTER SUPPLIED MATERIALS. Printer shall, at Customer's discretion, supply all materials and supplies necessary to perform this Agreement, at or exceeding quality standards at inception. Paper to be supplied by Printer shall meet the minimum specifications outlined in Schedule E hereto. Printer shall supply all text stock and cover stock in accordance with the requirements as outlined in Schedules A, B, D and E hereto.

2.2  CUSTOMER SUPPLIED MATERIALS.
     ---------------------------

     (a) PAPER, SEMI-FINISHED MATERIALS AND COMPONENTS. Customer shall have the right to supply its own text stock, cover stock, semi-finished materials and/or components. As Printer receives stock on Customer's behalf, Printer shall forward the receiving slips to Customer. If Printer discovers damage to paper, the damaged paper will be noted and identified and stored separately. Printer shall contact the merchant/mill representative and Customer so that the merchant/mill representative can initiate any claims for mill related or paper transportation problems. Printer shall account for the paper received from the merchant/mill, and shall submit to Customer a monthly report of paper received, paper received damaged, paper consumed, paper on hand and paper requirements, with such paper requirements being inclusive of the manufacturing waste allowance for press work and binding. Any semi-finished materials or components supplied by Customer will be supplied in such quantities so as to include waste allowances. Waste allowances for paper, semi-finished materials or components will be based on the waste allowances which would have been provided by Printer had Printer been supplying such materials,


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     provided  further,  that such  waste  allowances  will be  consistent  with industry standards. Printer will report actual and allowed component consumption for Customer supplied components on each invoice. Printer shall report all paper or stock received in damaged condition to Customer within two (2) business days from discovery of the damage. Printer will report actual and allowed paper consumption for Customer supplied paper on each invoice. All over consumption of Customer supplied paper will be credited to Customer directly on invoice at the price determined in Section 1.5. The value (measured at the cost determined in Section 1.5 if possible, otherwise at standard cost) of any Customer-supplied materials will be included for purposes of measuring Customer's compliance with the minimum volume requirement, as calculated in Section 1.2, even though Printer may not actually bill Customer for the value of the Customer supplied items.

     (b) OTHER MATERIALS. Customer shall supply all film or digital files pursuant to Printer's prior specifications, and if Customer so decides, Customer shall have the right to request Printer to produce film at an additional cost as outlined in Subsection 1.4(a).

2.3 DELIVERY OF MATERIALS. Customer will notify Printer of the scheduled delivery dates and specifications for any materials it is supplying in accordance with Printer's published manufacturing schedule. In the event of any delay of the scheduled delivery date in excess of 5 days, Printer may invoice Customer for all work done to date, and such work shall be subject to a storage fee of * per skid per week.


            3. ARTICLE III: REPRESENTATIONS AND WARRANTIES OF PRINTER
               ------------------------------------------------------

Printer represents and warrants to Customer as follows:

3.1 ORGANIZATION; AUTHORITY. Printer is a corporation duly organized and validly existing under the laws of Canada and has the full power and authority to own and operate its properties and assets and to carry on its business as currently conducted. This Agreement has been duly authorized, executed and delivered by Printer and constitutes a valid and legally binding obligation of Printer enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors' rights and general equity principles.

3.2 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, rule, regulation, or order of any governmental agency or body having jurisdiction over Printer or its properties, or any agreement or instrument to which Printer is a party or by which it is bound, or the articles of incorporation or by-laws of Printer.


     * Confidential treatment requested

            4. ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF CUSTOMER
               ------------------------------------------------------

Customer represents and warrants to Printer as follows:

4.1 ORGANIZATION; AUTHORITY. Customer is a corporation duly organized and validly existing under the laws of the State of Delaware and has full power and authority to own and operate its properties and assets and to carry on its business as currently conducted. This Agreement has been duly authorized, executed and delivered by Customer and constitutes a valid and legally binding obligation of Customer enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors' rights and general equity principles.

4.2 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, rule, regulation, or order of any governmental agency or body having jurisdiction over Customer or its properties, or any agreement or instrument to which Customer is a party or by which it is bound, or the article of incorporation or by-laws of Customer.


                   5. ARTICLE V: RISK OF LOSS/TITLE/INSURANCE
                      ---------------------------------------

5.1 TITLE. All property furnished to Printer by Customer, including all intellectual property rights in all electronic files, shall remain the sole property of Customer. Printer shall use reasonable diligence to protect all Customer property in its possession. Printer shall not cause any Customer property in its possession to become subject to any liens or encumbrances. During the term of this Agreement and following the expiration of this Agreement, and upon Customer's instructions, Printer shall return or
     transfer   Customer   property  to  Customer   in   accordance   with  such
     instructions.

     Title to film negatives, positives, electronic images and any other material paid for by Customer and furnished by Printer shall pass to Customer upon completion of manufacture of such item. Title to product shall pass from Printer to Customer at the time risk of loss for such product passes from Printer to Customer.

5.2 RISK OF LOSS. Risk of loss of Customer property in Printer's possession shall be borne by Printer and valued at actual current cost to reproduce such Customer property. Work in the library or other space subleased by Customer from Printer shall not be deemed to be in Printer's possession. Risk of loss of product shall pass from Printer to Customer upon delivery of such product to Customer in accordance with Section 1.3 hereof.

5.3 INSURANCE. Printer shall obtain and maintain at its costs, throughout the term of this Agreement and for a period of not less than twelve (12) months after the termination of this Agreement, a commercial general and professional liability insurance policy, including product liability and contractual liability, providing protection for Customer and the other entities indemnified by Printer under the terms of Article VII hereof against damages, liabilities, costs and expenses, including reasonable fees of attorneys, arising out of any claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising out of, related to, or connected with product and (i) the performance of Printer under the terms of this Agreement, (ii) the failure of Printer to perform properly under the terms of this Agreement, or (iii) personal injury to or death of any person or persons or damage to property. Such insurance shall be written on an "occurrence" and not on a "claims made" basis, and such policy shall have a combined single limit amount of not less than US$5,000,000. As proof of such insurance, Printer shall submit to Customer, as soon as possible after this Agreement is executed by the last party to sign, a certificate of insurance naming Customer and the other entities indemnified under the terms of Article VII hereof as additional insureds thereunder and providing for not less than thirty (30) days' written notice to Customer in the event of termination, cancellation, or material modification of such insurance.


         6. ARTICLE VI: GUARANTEE OF QUALITY/COMPLIANCE WITH STANDARDS
            ----------------------------------------------------------

6.1  GUARANTEE  OF  QUALITY.   Printer   warrants  the  printing,   binding  and
     manufacturing of product hereunder to be done in the best and most workmanlike manner and to conform to the highest standards applicable in the industry. The Customer warrants that all computer files generated and provided to Printer shall be free of known viruses and that computer files provided to the Printer shall be prepared in a professional manner so as not to impede production flow and quality. The Printer warrants that all files shall be checked in advance for known viruses and checked to determine that all components are available to the Printer on the supplied disk. If components are required by the Printer from the Customer, the Printer shall always offer the Customer the choice of repairing or adding missing components, before any added charges are required. In addition, Printer warrants that all product shall be (a) merchantable and fit for the intended purpose of Customer, and (b) free from defects in workmanship and material. The warranties of these sections shall be in addition to any other warranties provided by law or given by Printer to Customer. If Printer's performance does not conform to industry standards, then Customer shall at its option pursue only one of the following rights:

      (a) As promptly as practicable, but no later than ten (10) business days from the date Customer reports such defect to Printer, Printer shall repair or replace defective product at Printer's cost, unless the defective product has arisen from a problem at the Printer's subcontractor and the subcontractor cannot alleviate the problem within the 10 business day time period (in which case Customer shall choose option (b) or (c)), or

      (b) Printer shall have another party manufacture or repair such product for Customer, and either:

               (i)  Printer   shall  credit   Customer  for  the  cost  of  such
                    third-party manufacture or repair of product if Customer has already paid Printer for the defective product, or,

               (ii) Pay to Customer the  difference  for the cost Printer  would have charged to Customer to manufacture the product and the cost to Customer to have the third-party manufacturer produce the product, if Customer has not already paid Printer for the defective product; or

     (c) Printer shall credit Customer for some or all of the cost of the product, in relation to the damage suffered to the product, with such credit to be applied against the costs of the manufacture of this or future product.

      The foregoing rights shall be in addition to such other rights and remedies Customer may have at law or in equity.

6.2 COMPLIANCE WITH LAWS, CUSTOMER STANDARDS. Printer covenants that it will comply with all applicable laws and regulations in performing this Agreement, including but not limited to, those pertaining to the manufacture, pricing, sale and distribution of product. Printer also covenants that it will comply with all of Customer's licensor and Customer quality standards as indicated to Printer beforehand, including those relating to the use of child or prison labor and upon the request of Customer, Printer will supply the necessary documentation to substantiate such compliance.


                         7. ARTICLE VII: INDEMNIFICATION
                            ----------------------------

Printer agrees to defend or settle, indemnify and hold Customer, its directors, officers, employees and agents harmless from and against any and all third party demands, liabilities, obligations, costs and expenses (including reasonable fees of attorneys) incurred by Customer, directly or indirectly, as a result of (i) any breach by Printer of any of its agreements, representations, or warranties made under the terms of this Agreement or under the terms of any purchase order of Customer, (ii) any personal injury or property damage caused by or the responsibility of Printer, or (iii) any material unauthorized deletion or change made by Printer to materials supplied by Customer. Customer hereby agrees to notify Printer promptly of any such demand or claim.

                          8. ARTICLE VIII: TERMINATION
                             -------------------------

8.1  TERMINATION. This Agreement may be terminated:

      (a) At any time by the mutual written agreement of both Printer and Customer;

      (b)      *

      (c)      *


     * Confidential treatment requested

     (d) By Customer, upon a continuing default by Printer for failure to furnish proof of insurance within thirty (30) days of demand.

     In the event that this  Agreement  is  terminated  by Customer  pursuant to
     Section 8.1 (a), (c) or (d) (any such termination being herein referred to as a termination for "Cause"), then all amounts of Preferred Stock (as defined in the Agreement) and/or subordinated debt into which such Preferred Stock is or was convertible will remain due and unaffected by such termination.

     In the event that this  Agreement  is  terminated  by Printer  pursuant  to
     Section 8.1(b), or if this Agreement is terminated by Customer other than for Cause, in either case, within the first three years of the term hereof, the ownership of the funds held in escrow under the terms of the Asset Purchase Agreement in favor of the Customer, shall transfer to the Printer, and the subordinated note or the preferred shares held by Customer, as the case may be, shall be deemed to be redeemed (or in the case of the subordinated note, canceled) to the extent of the amount of gross profit the Printer anticipated earning under this Agreement for the balance of the Term, which for purposes hereof shall be deemed to be 20% of Printer's gross revenues, based upon minimum volumes under Section 1.2 (the "Agreed Upon Damages"). In the event that this Agreement is terminated by Printer pursuant to Section 8.1(b), or if this Agreement is terminated by Customer other than for Cause, in either case, after the first three years of the term hereof, the subordinated notes or the preferred shares held by Customer, as the case may be, shall be deemed to be redeemed to the extent of the Agreed Upon Damages. In such case, the Preferred Stock shall no longer be puttable, all redemption of Preferred Stock shall be suspended, all payments of subordinated debt into which such Preferred Stock is or was convertible shall be suspended and the Printer shall be relieved of completing its obligations under the Techno Program and under the Digitalization Program. In the event the amount of Agreed Upon Damages is greater than the aggregate Liquidation Value of the Preferred Stock (as defined in the Asset Purchase Agreement) and/or the subordinated debt into which such Preferred Stock is or was convertible, such excess amount shall be due and payable in cash at such time. Printer acknowledges and agrees that the remedies provided for in this Section 8.1 are the exclusive remedies to which Printer would be entitled in the event of a termination of this Agreement by Printer pursuant to Section 8.1(b) or by Customer other than for Cause. Without limiting the generality of the preceding sentence, Printer shall not be entitled hereunder or otherwise to any consequential, incidental, punitive or other similar damages; provided, however, that nothing in this Printing Services Agreement shall affect in any manner whatsoever, Buyer's right to obtain any such damages in respect of any cause of action Buyer may have against Customer in respect of Customer's actions or duties outside the scope of this Printing Services Agreement, the Agreement or any other agreement or transaction referred to therein.

     Any termination of this Agreement pursuant to this Section 8.1 shall be in writing and a copy thereof shall be furnished to GECC or any other senior lender of Printer designated by it; provided, however, that the failure to furnish such copy shall not affect in any respect the validity or effectiveness of such termination.

8.2 RIGHT TO PRINT ELSEWHERE. If, two (2) times in any six-month period, Printer is unable to deliver orders of the same product to Customer on a timely basis in accordance with this Agreement and the production guidelines set forth in Schedule B or D hereto, and in each instance Customer has met its obligation for delivery of materials required for manufacturing in accordance with such production guidelines, Customer shall have the right to have all product of such format printed elsewhere if Customer so chooses. In such event, the value of any such Product shall be deducted from the minimum volume amount as calculated in Section 1.2.


                          9. ARTICLE IX: MISCELLANEOUS
                             -------------------------

9.1 CONSEQUENCES OF TERMINATION. In the event of termination, all Customer property, materials and supplies on hand or in process of manufacture shall be immediately returned or delivered to Customer (or to another party that Customer designates to receive such). All account balances between the parties shall be settled. Subject to Section 9.8 hereof, either party shall have the right to pursue its remedies under law and equity.

9.2 PARTIES IN INTEREST; ASSIGNMENT. Subject to the terms of this Agreement, this Agreement shall be binding upon and inure to the benefit of the respective parties and their successors and assigns; provided, that this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld or delayed. Either party shall have the right to assign the Agreement, without the consent of the other, to a parent company, subsidiary, division or affiliate or to an entity which purchases substantially all of the assets of such party, or its assignee, or in connection with an acquisition by or merger with another company, provided, however, that regardless of any such assignment, Printer agrees that the work performed under this contract with regard to Product will continue to be substantially performed at the Sturtevant Facility unless moved to another plant with the prior written approval of the Customer, which approval shall not be unreasonably withheld or delayed. Notwithstanding that work will be substantially performed at the Surtevant Facility, Printer shall immediately notify Customer in writing when any work with regard to product is performed under this Agreement at a facility other than the Sturtevant Facility.

9.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding between Printer and Customer with respect to the subject matter hereof and supersedes all prior agreements and understandings oral or written with respect thereto. This Agreement may be modified or amended only by a written agreement signed by both parties.

9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.5 HEADINGS. The paragraph headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

9.6  NO JOINT VENTURE.  Nothing in this Agreement shall be construed as creating
     an  agency,  partnership,   joint  venture  or  any  other  form  of  legal
     association between Printer and Customer.

9.7 NOTICE. All notices hereunder shall be deemed to have been given if in writing and if personally delivered or if sent by registered or certified mail (postage prepaid), or if sent by telecopier (provided that receipt of telecopy is promptly confirmed by telephone) to the person at the address set forth below, or to such other person or address as may be designated in writing from time to time:

If to Printer:

               Artech Capital Corporation
               Montreal, Quebec
               Canada ______________

               Attn:    David Watson
               Telecopier:

with a copy to:

               Sproule Castonguay Pollack, senc
               1002 Sherbrooke Street West
               Suite 2300
               Montreal, Quebec
               Canada  H3A 3R4

               Attn:    Me. Jean T. Castonguay
               Telecopier:  (514) 285-8050

With a copy to:

               General Electric Capital Corporation
               10 South LaSalle Street
               Suite 2800
               Chicago, Illinois 60603

               Attn:    Artech Printing Inc. Account Manager


If to Customer:

               Golden Books Publishing Company, Inc.
               888 Seventh Avenue
               New York, N.Y. 10106

               Attn:    Philip Galanes
               Telecopier:  212.547.6771

With copies to:

               Golden Books Family Entertainment, Inc.
               888 Seventh Avenue
               New York, N.Y. 10106

               Attn:    Ruth Camooso
               Attn:    Philip Galanes
               Telecopier: 212.547.6771

               Proskauer Rose LLP
               1585 Broadway
               New York, NY 10036

               Attn:  Robert A. Cantone, Esq.
               Telecopier: 212.969.2900

     Notice shall be deemed to have been given as of the date personally delivered or sent by telecopy (with telephonic confirmation) or as of the fifth (5th) business day after being sent by registered or certified mail.

9.8 ARBITRATION. All disputes arising out of or in connection with this Agreement or any transaction hereunder shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association then in effect by an arbitrator chosen from such association's blind pool of arbitrators with significant knowledge and experience in the field of book publishing who shall be appointed in accordance with such Rules. The arbitrator's award shall be final and binding. Judgment upon the award rendered may be entered in any court having jurisdiction over the party against which the award is rendered. The parties expressly consent to the jurisdiction of the federal and state courts situated in the State of New York for the purpose of enforcing any arbitration award rendered pursuant to this paragraph. The arbitration shall take place in New York City or such other place as the parties may agree. The arbitration shall include (i) a provision that the prevailing party in such arbitration shall recover its costs of the arbitration and reasonable attorneys fees from the other party or parties, and (ii) the amount of such fees and costs.

9.9 SEVERABILITY. The enforceability, invalidity or illegality of any provision of this Agreement shall not affect or impair the enforceability, validity or legality of any other provision; provided, that should any provision of this Agreement be held to be invalid, illegal or unenforceable in any respect, the parties will use all reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intent of the invalid, illegal and unenforceable provision. To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

9.10 WAIVER. Any provision of or default under this Agreement may be waived if it is in written form signed by the party against whom the waiver is effective. No waiver by a party of any provision of or default under this Agreement shall be deemed to be a waiver of any other provision of or default under this Agreement, nor shall any delay or omission of a party to exercise any right hereunder.

9.11 CONFIDENTIALITY. Each of the parties hereto covenants and agrees that the terms, provisions and conditions of this Agreement are confidential, including, but not limited to Customer product, materials, ideas, information and concepts, and Printer's pricing formulations and manufacturing process and techniques, which shall be kept in strictest confidence by the parties hereto and their respective employees, subcontractors, agents, sub-agents and distributors, and shall not be disclosed to any person except in conformity with an order of a court of competent jurisdiction or as may otherwise be required by law.

9.12 INTERVENTION. Golden Books Family Entertainment, Inc. intervenes hereto to take knowledge of the terms and conditions set forth herein and to declare itself bound to the Printer by all of the obligations and duties of the Customer hereunder, such that all rights and recourses of the Printer hereunder against the Customer may be exercised against Golden Books Family Entertainment, Inc.




                                  [END OF TEXT]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first stated above.

  ARTECH CAPITAL CORPORATION             GOLDEN BOOKS PUBLISHING COMPANY, INC.

  By:                                    By:

    /s/                                         /s/
  -------------------------------             -------------------------------
  DAVID WATSON,                               Name:
  President and Chief Executive Officer       Title:


                                         GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                                         By:    /s/
                                              -------------------------------
                                              Name:
                                              Title:









                 [SIGNATURE PAGE TO PRINTING SERVICES AGREEMENT]

Golden Books:  Schedule A


[Confidential Treatment Requested]

Golden Books:  Schedule B


[Confidential Treatment Requested]

Golden Books:  Schedule C


[Confidential Treatment Requested]

Golden Books:  Schedule D


[Confidential Treatment Requested]

Golden Books:  Schedule E


[Confidential Treatment Requested]

Golden Books:  Schedule F


[Confidential Treatment Requested]

GOLDEN BOOKS - SCHEDULE G - INVOICING


All invoices shall be generated and forwarded to Golden Books within 48 hours from completion of shipment.

All invoicing shall include the following:

      o        Golden Books Purchase Order Number/PO date
      o        Item number
      o        Title Name

      o        Quantity ordered
      o        Quantity shipped

      o        Prep charges
      o        Plate charges

      o        Cover Makeready charges
      o        Cover run charges (unit cost and total cost)

      o        Text press and binding makeready
      o        Text press and binding run costs (unit cost and total cost)

      o        Paper makeready charges
      o        Paper run charges

      o        Cartoning charges (unit and total cost) -if applicable
      o        Stickering charges (unit and total cost) -if applicable

      o        all other miscellaneous charges itemized

      o        Paper stock used -grade name and basis weight
      o        Paper consumption makeready (#'s)
      o        Paper consumption run (#'s)
      o        Paper CWT cost

      o        Dies